Equinix Reports Second Quarter 2014 Results

-- Reported revenues of $605.2 million, a 4% increase over the previous quarter and a 14% increase over the same quarter last year

-- Raising 2014 annual guidance for revenues to range between $2,425.0 and $2,435.0 million and adjusted EBITDA to range between $1,105.0 and $1,115.0 million

REDWOOD CITY, Calif., July 30, 2014 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), a global interconnection and data center company, today reported quarterly results for the quarter ended June 30, 2014. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

Revenues were $605.2 million for the second quarter, a 4% increase over the previous quarter and a 14% increase over the same quarter last year. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $574.2 million for the second quarter, a 4% increase over the previous quarter and a 14% increase over the same quarter last year. Non-recurring revenues were $31.0 million for the quarter. Due to a lengthening of the estimated period that non-recurring installation fees are recognized, non-recurring revenues were reduced by $1.8 million for the second quarter and a total estimated revenue reduction of approximately $5.3 million for the full year 2014, a change in accounting estimate that the Company applied on a prospective basis beginning in the second quarter. MRR churn for the second quarter was 2.7%, an increase from the previous quarter but lower than prior guidance.

"We are very pleased to have delivered both revenue and adjusted EBITDA above the top end of our guidance ranges with record bookings," said Steve Smith, president and CEO of Equinix. "This quarter we passed a major milestone of having over 1,000 networks available around the globe. Our network density – combined with over 1,200 cloud and IT services providers – is at the heart of value creation for Platform Equinix creating business ecosystems in the cloud, financial, and content and digital media markets."

Cost of revenues were $292.9 million for the second quarter, a 2% increase over the previous quarter and a 10% increase from the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $102.0 million for the quarter, which we refer to as cash cost of revenues, were $190.9 million for the quarter, a 4% increase over the previous quarter and a 13% increase over the same quarter last year. Gross margins for the quarter were 52%, up from 50% for the previous quarter and 49% for the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 68%, unchanged from the previous quarter and the same quarter last year.

Selling, general and administrative expenses were $186.9 million for the second quarter, a 9% increase over the previous quarter and a 26% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization, accretion and stock-based compensation of $47.9 million for the quarter, which we refer to as cash selling, general and administrative expenses, were $139.0 million for the quarter, a 3% increase over the previous quarter and a 24% increase over the same quarter last year.

Interest expense was $66.9 million for the second quarter, a 3% decrease from the previous quarter and a 10% increase over the same quarter last year, primarily attributed to additional financings such as various capital lease and other financing obligations to support the Company's expansion projects. The Company recorded an income tax benefit of $2.0 million for the second quarter as compared to an income tax benefit of $9.7 million in the same quarter last year.

During the second quarter, the Company entered into agreements with certain note holders to exchange $215.8 million of the principal amount of its 4.75% convertible subordinated notes for approximately 2.4 million shares of the Company's common stock and cash payments of approximately $51.7 million. The Company also entered into an agreement with a note holder to exchange $217.2 million of the principal amount of its 3.00% convertible subordinated notes for approximately 1.9 million shares of the Company's common stock and a cash payment of approximately $5.4 million. As a result, the Company recognized a loss on debt extinguishment of $51.2 million in the second quarter upon the exchange of the convertible subordinated notes.

Net income attributable to Equinix for the second quarter was $11.3 million. This represents a basic and diluted net income per share attributable to Equinix of $0.22 based on a weighted average share count of 51.3 million and 51.7 million, respectively, for the second quarter of 2014. This includes a charge to the income statement of $51.2 million for the loss on debt extinguishment related to the exchanges of the convertible subordinated notes.

Income from operations was $124.7 million for the second quarter, a 3% increase from the previous quarter and an 8% increase over the same quarter last year. Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs, for the second quarter was $275.3 million, a 6% increase over the previous quarter and an 11% increase over the same quarter last year.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the second quarter, were $159.8 million.

The Company has repurchased approximately 1.8 million shares of its common stock under the $500 million share repurchase program authorized in December 2013, at an average price of $191.95 per share, for total consideration of $346.8 million from December 5, 2013 through July 25, 2014.

The Company generated cash from operating activities of $99.0 million for the second quarter as compared to $171.7 million in the previous quarter and $147.2 million for the same quarter last year. The decrease in cash from operating activities was primarily attributed to tax payments related to both REIT and non-REIT related obligations and cash interest payments during the second quarter. Cash provided by investing activities was $91.5 million in the second quarter as compared to cash provided by investing activities of $98.9 million in the previous quarter and cash provided by investing activities of $537.5 million in the same quarter last year, primarily attributed to $836.4 million of restricted cash released for the redemption of the $750.0 million 8.125% senior notes. Cash used in financing activities was $278.9 million for the second quarter, primarily attributed to repurchases of common stock under the share repurchase program and the exchanges of the 3.00% convertible subordinated notes and 4.75% convertible subordinated notes, as compared to cash used in financing activities of $37.3 million in the previous quarter and cash used in financing activities of $850.0 million in the same quarter last year, primarily attributed to the redemption of the $750.0 million 8.125% senior notes.

As of June 30, 2014, the Company's cash, cash equivalents and investments were $704.3 million, as compared to $1,030.1 million as of December 31, 2013.

In July 2014, the Company purchased Riverwood Capital L.P.'s interest in ALOG Data Centers do Brasil S.A. ("ALOG"), along with the approximate 10% of ALOG owned by ALOG management, for cash consideration of approximately $225.0 million. As a result, the Company owns 100% of the outstanding shares of ALOG. The Company has fully consolidated ALOG's results of operations in the Company's consolidated financial statements from the time the Company acquired a controlling equity interest in ALOG in April 2011.

Business Outlook

For the third quarter of 2014, the Company expects revenues to range between $614.0 and $618.0 million. Cash gross margins are expected to approximate 68% to 69%. Cash selling, general and administrative expenses are expected to approximate $140.0 million. Adjusted EBITDA is expected to range between $278.0 and $282.0 million, which includes $8.0 million in professional fees and costs primarily related to the REIT conversion. Capital expenditures are expected to range between $175.0 and $185.0 million, comprised of approximately $25.0 million of recurring capital expenditures and $150.0 to $160.0 million of expansion capital expenditures.

For the full year of 2014, total revenues are now expected to range between $2,425.0 and $2,435.0 million, or an as-reported 13% year over year growth rate, which includes a positive foreign currency benefit of approximately $6.5 million compared to the rates used from the Company's prior guidance. Total year cash gross margins are expected to approximate 68% and 69%. Cash selling, general and administrative expenses are expected to approximate $550.0 million. Adjusted EBITDA for the year is expected to range between $1,105.0 and $1,115.0 million, which includes a positive foreign currency benefit of approximately $3.0 million compared to the rates used from our prior guidance, and includes $35.0 million in professional fees and costs primarily related to the REIT conversion. Capital expenditures for 2014 are expected to range between $600.0 and $650.0 million, comprised of approximately $115.0 million of recurring capital expenditures and $485.0 to $535.0 million of expansion capital expenditures.

The U.S. dollar exchange rates used for 2014 guidance, taking into consideration the impact of our foreign currency hedges, have been updated to $1.36 to the Euro, $1.67 to the Pound, S$1.24 to the U.S. dollar and R$2.22 to the U.S. dollar. The 2014 global revenue breakdown by currency for the Euro, Pound, Singapore dollar and Brazilian Real is 15%, 9%, 7% and 4%, respectively.

Company Metrics and Q2 Results Presentation

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, July 30, 2014, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available over the internet at Equinix.com under the Investor Relations heading. To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode (EQIX). A presentation to accompany the call, as well as the Company's Non-Financial Metrics tracking sheet, will also be available on the website.

A replay of the call will be available beginning on Wednesday, July 30, 2014, at 7:30 p.m. ET through Thursday, October 30, 2014, by dialing 1-203-369-3450 and referencing the passcode (2014). In addition, the webcast will be available on the Investors section of the Company's website over the same time period. No password is required for the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX), connects more than 4,500 companies directly to their customers and partners inside the world's most networked data centers. Today, businesses leverage the Equinix interconnection platform in 32 strategic markets across the Americas, EMEA and Asia-Pacific. www.equinix.com.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow, adjusted free cash flow, discretionary free cash flow and adjusted discretionary free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it primarily represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges, impairment charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

Recurring revenues	$574,158	$549,703	$501,814	$1,123,861	$ 996,336
Non-recurring revenues	31,003	30,350	27,057	61,353	48,669
Revenues	605,161	580,053	528,871	1,185,214	1,045,005

Cost of revenues	292,859	287,525	267,109	580,384	525,700
Gross profit	312,302	292,528	261,762	604,830	519,305

Operating expenses:
Sales and marketing	75,254	67,428	59,478	142,682	117,754
General and administrative	111,675	103,303	88,632	214,978	179,450
Restructuring charges	-	-	(4,837)	-	(4,837)
Acquisition costs	676	185	2,526	861	6,188
Total operating expenses	187,605	170,916	145,799	358,521	298,555

Income from operations	124,697	121,612	115,963	246,309	220,750

Interest and other income (expense):
Interest income	744	1,434	917	2,178	1,664
Interest expense	(66,874)	(68,820)	(61,001)	(135,694)	(121,332)
Loss on debt extinguishment	(51,183)	-	(93,602)	(51,183)	(93,602)
Other income (expense)	681	678	2,768	1,359	2,309
Total interest and other, net	(116,632)	(66,708)	(150,918)	(183,340)	(210,961)

Income (loss) before income taxes	8,065	54,904	(34,955)	62,969	9,789

Income tax benefit (expense)	2,014	(13,567)	9,668	(11,553)	(1,792)

Net income (loss)	10,079	41,337	(25,287)	51,416	7,997

Net (income) loss attributable to redeemable non-controlling interests	1,249	50	(529)	1,299	(970)

Net income (loss) attributable to Equinix	$ 11,328	$ 41,387	$ (25,816)	$ 52,715	$ 7,027

Net income (loss) per share attributable to Equinix:

Basic net income (loss) per share (1)	$ 0.22	$ 0.83	$ (0.52)	$ 1.04	$ 0.14

Diluted net income (loss) per share (1)	$ 0.22	$ 0.81	$ (0.52)	$ 1.04	$ 0.14

Shares used in computing basic net income (loss) per share	51,332	49,598	49,379	50,470	49,205

Shares used in computing diluted net income (loss) per share	51,652	53,386	49,379	50,884	49,976

(1)	The net income (loss) attributable to Equinix used in the computation of basic and diluted net income (loss) per share attributed to Equinix is presented below:

Net income (loss)	$ 10,079	$ 41,337	$ (25,287)	$ 51,416	$ 7,997
Net (income) loss attributable to non-controlling interests	1,249	50	(529)	1,299	(970)
Net income (loss) attributable to Equinix, basic	11,328	41,387	(25,816)	52,715	7,027
Interest on convertible debt	-	1,984	-	-	-
Net income (loss) attributable to Equinix, diluted	$ 11,328	$ 43,371	$ (25,816)	$ 52,715	$ 7,027

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

Net income (loss)	$10,079	$ 41,337	$(25,287)	$51,416	$ 7,997

Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	23,081	14,970	(30,666)	38,051	(103,220)
Unrealized gain (loss) on available for sale securities	(73)	839	(458)	766	(360)
Unrealized gain on cash flow hedges	54	200	-	254	-
Other comprehensive income (loss), net of tax:	23,062	16,009	(31,124)	39,071	(103,580)

Comprehensive income (loss), net of tax	33,141	57,346	(56,411)	90,487	(95,583)

Net (income) loss attributable to redeemable non-controlling interests	1,249	50	(529)	1,299	(970)
Other comprehensive (income) loss attributable to redeemable non-controlling interests	(750)	(2,067)	5,309	(2,817)	4,540

Comprehensive income (loss) attributable to Equinix, net of tax	$33,640	$ 55,329	$(51,631)	$88,969	$(92,013)

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	June 30,	December 31,
	2014	2013

Cash and cash equivalents	$ 408,334	$ 261,894
Investments	296,015	768,198
Accounts receivable, net	237,831	184,840
Property, plant and equipment, net	4,922,380	4,591,650
Goodwill	1,058,363	1,042,153
Intangible assets, net	170,130	184,182
Other assets	508,764	459,442
Total assets	$7,601,817	$ 7,492,359

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$ 224,109	$ 263,223
Accrued property and equipment	82,014	64,601
Capital lease and other financing obligations	1,134,607	931,246
Mortgage and loans payable	230,654	253,208
Senior notes	2,250,000	2,250,000
Convertible debt	320,914	724,202
Other liabilities	449,304	422,913
Total liabilities	4,691,602	4,909,393

Redeemable non-controlling interests	227,156	123,902

Common stock	53	50
Additional paid-in capital	2,797,186	2,693,887
Treasury stock	(52,938)	(84,663)
Accumulated other comprehensive loss	(77,514)	(113,767)
Retained earnings (accumulated deficit)	16,272	(36,443)
Total stockholders' equity	2,683,059	2,459,064

Total liabilities, redeemable non-controlling interests and stockholders' equity	$7,601,817	$ 7,492,359

Ending headcount by geographic region is as follows:

Americas headcount	2,059	1,984
EMEA headcount	945	899
Asia-Pacific headcount	655	617
Total headcount	3,659	3,500

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	June 30,	December 31,
	2014	2013

Capital lease and other financing obligations	$ 1,134,607	$ 931,246

U.S. term loan	120,000	140,000
ALOG financings	65,972	67,882
Mortgage payable	42,634	43,497
Other loans payable	2,048	1,829
Total mortgage and loans payable	230,654	253,208

Senior notes	2,250,000	2,250,000

Convertible debt, net of debt discount	320,914	724,202
Plus: debt discount	15,762	45,508
Total convertible debt principal	336,676	769,710

Total debt outstanding	$ 3,951,937	$ 4,204,164

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

Cash flows from operating activities:
Net income (loss)	$ 10,079	$ 41,337	$ (25,287)	$ 51,416	$ 7,997
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, amortization and accretion	116,074	113,610	110,189	229,684	218,792
Stock-based compensation	33,830	24,981	24,194	58,811	48,030
Debt issuance costs and debt discount	4,717	6,409	5,884	11,126	11,637
Loss on debt extinguishment	51,183	-	93,602	51,183	93,602
Restructuring charges	-	-	(4,837)	-	(4,837)
Excess tax benefits from employee equity awards	(1,614)	(10,018)	(3,431)	(11,632)	(22,421)
Other reconciling items	7,455	5,292	3,949	12,747	7,034
Changes in operating assets and liabilities:
Accounts receivable	(24,510)	(28,995)	(19,098)	(53,505)	(43,761)
Income taxes, net	(76,764)	(15,749)	(73,209)	(92,513)	(75,556)
Accounts payable and accrued expenses	(16,498)	8,830	28,392	(7,668)	396
Other assets and liabilities	(4,988)	26,021	6,811	21,033	(9,573)
Net cash provided by operating activities	98,964	171,718	147,159	270,682	231,340
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	250,737	221,654	(175,593)	472,391	(408,558)
Purchase of Asia Tone, less cash acquired	-	-	-	-	(107)
Purchase of real estate	-	(16,791)	(2,960)	(16,791)	(2,960)
Purchases of other property, plant and equipment	(159,816)	(105,907)	(122,863)	(265,723)	(198,530)
Other investing activities	582	(71)	838,963	511	5,162
Net cash provided by (used in) investing activities	91,503	98,885	537,547	190,388	(604,993)
Cash flows from financing activities:
Purchases of treasury stock	(208,263)	(47,120)	-	(255,383)	-
Proceeds from employee equity awards	1,434	14,387	1,512	15,821	15,880
Proceeds from senior notes	-	-	-	-	1,500,000
Repayment of capital lease and other financing obligations	(5,033)	(4,250)	(4,157)	(9,283)	(7,673)
Repayment of mortgage and loans payable	(16,777)	(10,317)	(18,139)	(27,094)	(32,191)
Repayment of senior notes	-	-	(750,000)	-	(750,000)
Repayment of convertible debt	(29,479)	-	-	(29,479)	-
Debt extinguishment costs	(22,552)	-	(80,925)	(22,552)	(80,925)
Excess tax benefits from employee equity awards	1,614	10,018	3,431	11,632	22,421
Other financing activities	128	-	(1,756)	128	(20,786)
Net cash provided by (used in) financing activities	(278,928)	(37,282)	(850,034)	(316,210)	646,726
Effect of foreign currency exchange rates on cash and cash equivalents	1,621	(41)	(2,195)	1,580	(7,790)
Net increase (decrease) in cash and cash equivalents	(86,840)	233,280	(167,523)	146,440	265,283
Cash and cash equivalents at beginning of period	495,174	261,894	685,019	261,894	252,213
Cash and cash equivalents at end of period	$408,334	$495,174	$517,496	$408,334	$ 517,496

Supplemental cash flow information:
Cash paid for taxes	$ 75,371	$ 29,913	$ 62,818	$105,284	$ 76,854
Cash paid for interest	$ 79,517	$ 42,385	$ 29,440	$121,902	$ 96,280

Free cash flow (1)	$ (60,270)	$ 48,949	$860,299	$ (11,321)	$ 34,905

Adjusted free cash flow (2)	$ 12,119	$103,375	$923,876	$115,494	$ 123,370

Ongoing capital expenditures (3)	$ 63,581	$ 44,914	$ 40,210	$108,495	$ 74,207

Discretionary free cash flow (4)	$ 35,383	$126,804	$106,949	$162,187	$ 157,133

Adjusted discretionary free cash flow (5)	$107,772	$164,439	$167,566	$272,211	$ 242,531

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$ 98,964	$171,718	$147,159	$270,682	$ 231,340
Net cash provided by (used in) investing activities as presented above	91,503	98,885	537,547	190,388	(604,993)
Purchases, sales and maturities of investments, net	(250,737)	(221,654)	175,593	(472,391)	408,558
Free cash flow (negative free cash flow)	$ (60,270)	$ 48,949	$860,299	$ (11,321)	$ 34,905

(2)

We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets fortax purposes triggered by our planned conversion into a real estate investment trust ("REIT") and costs related to the planned REIT conversion, as presented below:

Free cash flow (as defined above)	$ (60,270)	$ 48,949	$860,299	$ (11,321)	$ 34,905
Less purchase of Asia Tone, less cash acquired	-	-	-	-	107
Less purchase of real estate	-	16,791	2,960	16,791	2,960
Less excess tax benefits from employee equity awards	1,614	10,018	3,431	11,632	22,421
Less cash paid for taxes resulting from the planned REIT conversion	61,873	17,827	53,570	79,700	57,304
Less costs related to the planned REIT conversion	8,902	9,790	3,616	18,692	5,673
Adjusted free cash flow	$ 12,119	$103,375	$923,876	$115,494	$ 123,370

We categorize our cash paid for taxes into cash paid for taxes resulting from the planned REIT conversion (as defined above) and other cash taxes paid.

Cash paid for taxes resulting from the planned REIT conversion	$ 61,873	$ 17,827	$ 53,570	$ 79,700	$ 57,304
Other cash taxes paid	13,498	12,086	9,248	25,584	19,550
Total cash paid for taxes	$ 75,371	$ 29,913	$ 62,818	$105,284	$ 76,854

(3)

We refer to our purchases of other property, plant and equipment as our capital expenditures (or capex).  We categorize our capital expenditures into expansion and ongoing capex. Expansion capex is capex spent to build out our new data centers and data center expansions. Our ongoing capex represents all of our other capex spending.

Ongoing capital expenditures	$ 63,581	$ 44,914	$ 40,210	$108,495	$ 74,207
Expansion capital expenditures	96,235	60,993	82,653	157,228	124,323
Total capital expenditures	$159,816	$105,907	$122,863	$265,723	$ 198,530

(4)	We define discretionary free cash flow as net cash provided by operating activities less ongoing capital expenditures (as described above), as presented below:

Net cash provided by operating activities, as presented above	$ 98,964	$171,718	$147,159	$270,682	$ 231,340
Less ongoing capital expenditures	(63,581)	(44,914)	(40,210)	(108,495)	(74,207)
Discretionary free cash flow	$ 35,383	$126,804	$106,949	$162,187	$ 157,133

(5)

We define adjusted discretionary free cash flow as discretionary free cash flow (as defined above), excluding any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our planned REIT conversion and costs related to the planned REIT conversion, as presented below:

Discretionary free cash flow (as defined above)	$ 35,383	$126,804	$106,949	$162,187	$ 157,133
Excess tax benefits from employee equity awards	1,614	10,018	3,431	11,632	22,421
Cash paid for taxes resulting from the planned REIT conversion	61,873	17,827	53,570	79,700	57,304
Costs related to the planned REIT conversion	8,902	9,790	3,616	18,692	5,673
Adjusted discretionary free cash flow	$107,772	$164,439	$167,566	$272,211	$ 242,531

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2014	2014	2013	2014	2013

Recurring revenues		$574,158	$549,703	$501,814	$1,123,861	$ 996,336
Non-recurring revenues		31,003	30,350	27,057	61,353	48,669
	Revenues (1)	605,161	580,053	528,871	1,185,214	1,045,005

Cash cost of revenues (2)		190,901	184,248	168,421	375,149	330,431
	Cash gross profit (3)	414,260	395,805	360,450	810,065	714,574

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	58,785	55,799	46,430	114,584	92,710
	Cash general and administrative expenses (6)	80,198	79,618	65,985	159,816	132,941
	Total cash operating expenses (7)	138,983	135,417	112,415	274,400	225,651

Adjusted EBITDA (8)		$275,277	$260,388	$248,035	$ 535,665	$ 488,923

Cash gross margins (9)		68%	68%	68%	68%	68%

Adjusted EBITDA margins (10)		45%	45%	47%	45%	47%

Adjusted EBITDA flow-through rate (11)		59%	(20%)	56%	31%	45%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$242,873	$236,614	$226,290	$ 479,487	$ 449,575
	Interconnection	66,451	64,302	59,800	130,753	118,006
	Managed infrastructure	14,885	13,112	13,567	27,997	26,714
	Rental	943	952	445	1,895	905
	Recurring revenues	325,152	314,980	300,102	640,132	595,200
	Non-recurring revenues	17,104	15,053	13,366	32,157	24,060
	Revenues	342,256	330,033	313,468	672,289	619,260

	EMEA Revenues:

	Colocation	127,132	122,176	103,916	249,308	204,448
	Interconnection	12,329	11,366	8,854	23,695	17,235
	Managed infrastructure	7,434	6,865	5,734	14,299	9,983
	Rental	1,730	1,718	138	3,448	258
	Recurring revenues	148,625	142,125	118,642	290,750	231,924
	Non-recurring revenues	8,537	9,305	8,367	17,842	15,054
	Revenues	157,162	151,430	127,009	308,592	246,978

	Asia-Pacific Revenues:

	Colocation	82,655	75,833	67,881	158,488	138,895
	Interconnection	12,189	11,358	9,699	23,547	19,103
	Managed infrastructure	5,537	5,407	5,490	10,944	11,214
	Recurring revenues	100,381	92,598	83,070	192,979	169,212
	Non-recurring revenues	5,362	5,992	5,324	11,354	9,555
	Revenues	105,743	98,590	88,394	204,333	178,767

	Worldwide Revenues:

	Colocation	452,660	434,623	398,087	887,283	792,918
	Interconnection	90,969	87,026	78,353	177,995	154,344
	Managed infrastructure	27,856	25,384	24,791	53,240	47,911
	Rental	2,673	2,670	583	5,343	1,163
	Recurring revenues	574,158	549,703	501,814	1,123,861	996,336
	Non-recurring revenues	31,003	30,350	27,057	61,353	48,669
	Revenues	$605,161	$580,053	$528,871	$1,185,214	$1,045,005

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$292,859	$287,525	$267,109	$ 580,384	$ 525,700
	Depreciation, amortization and accretion expense	(99,730)	(101,407)	(96,894)	(201,137)	(191,873)
	Stock-based compensation expense	(2,228)	(1,870)	(1,794)	(4,098)	(3,396)
	Cash cost of revenues	$190,901	$184,248	$168,421	$ 375,149	$ 330,431

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$ 94,684	$ 91,037	$ 89,890	$ 185,721	$ 177,614
	EMEA cash cost of revenues	58,727	58,116	47,304	116,843	90,933
	Asia-Pacific cash cost of revenues	37,490	35,095	31,227	72,585	61,884
	Cash cost of revenues	$190,901	$184,248	$168,421	$ 375,149	$ 330,431

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$ 75,254	$ 67,428	$ 59,478	$ 142,682	$ 117,754
	Depreciation and amortization expense	(8,526)	(4,629)	(6,223)	(13,155)	(12,498)
	Stock-based compensation expense	(7,943)	(7,000)	(6,825)	(14,943)	(12,546)
	Cash sales and marketing expenses	$ 58,785	$ 55,799	$ 46,430	$ 114,584	$ 92,710

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$111,675	$103,303	$ 88,632	$ 214,978	$ 179,450
	Depreciation and amortization expense	(7,818)	(7,574)	(7,072)	(15,392)	(14,421)
	Stock-based compensation expense	(23,659)	(16,111)	(15,575)	(39,770)	(32,088)
	Cash general and administrative expenses	$ 80,198	$ 79,618	$ 65,985	$ 159,816	$ 132,941

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$ 58,785	$ 55,799	$ 46,430	$ 114,584	$ 92,710
	Cash general and administrative expenses	80,198	79,618	65,985	159,816	132,941
	Cash SG&A	$138,983	$135,417	$112,415	$ 274,400	$ 225,651

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$ 89,447	$ 89,433	$ 69,287	$ 178,880	$ 142,838
	EMEA cash SG&A	33,084	30,109	29,016	63,193	56,627
	Asia-Pacific cash SG&A	16,452	15,875	14,112	32,327	26,186
	Cash SG&A	$138,983	$135,417	$112,415	$ 274,400	$ 225,651

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based compensation expense and acquisition costs as presented below:

	Income from operations	$124,697	$121,612	$115,963	$ 246,309	$ 220,750
	Depreciation, amortization and accretion expense	116,074	113,610	110,189	229,684	218,792
	Stock-based compensation expense	33,830	24,981	24,194	58,811	48,030
	Acquisition costs	676	185	2,526	861	6,188
	Adjusted EBITDA	$275,277	$260,388	$248,035	$ 535,665	$ 488,923

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$ 67,739	$ 71,735	$ 73,673	$ 139,474	$ 133,052
	Americas depreciation, amortization and accretion expense	62,481	58,933	65,149	121,414	128,445
	Americas stock-based compensation expense	27,177	18,793	18,168	45,970	36,612
	Americas acquisition costs	728	102	2,138	830	5,536
	Americas adjusted EBITDA	158,125	149,563	154,291	307,688	298,808

	EMEA income from operations	34,067	29,903	23,811	63,970	46,349
	EMEA depreciation, amortization and accretion expense	27,901	29,902	23,424	57,803	46,495
	EMEA stock-based compensation expense	3,385	3,317	3,065	6,702	6,103
	EMEA acquisition costs	(2)	83	389	81	471
	EMEA adjusted EBITDA	65,351	63,205	50,689	128,556	99,418

	Asia-Pacific income from operations	22,891	19,974	18,479	42,865	41,349
	Asia-Pacific depreciation, amortization and accretion expense	25,692	24,775	21,616	50,467	43,852
	Asia-Pacific stock-based compensation expense	3,268	2,871	2,961	6,139	5,315
	Asia-Pacific acquisition costs	(50)	-	(1)	(50)	181
	Asia-Pacific adjusted EBITDA	51,801	47,620	43,055	99,421	90,697

	Adjusted EBITDA	$275,277	$260,388	$248,035	$ 535,665	$ 488,923

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	72%	72%	71%	72%	71%

	EMEA cash gross margins	63%	62%	63%	62%	63%

	Asia-Pacific cash gross margins	65%	64%	65%	64%	65%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	46%	45%	49%	46%	48%

	EMEA adjusted EBITDA margins	42%	42%	40%	42%	40%

	Asia-Pacific adjusted EBITDA margins	49%	48%	49%	49%	51%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$275,277	$260,388	$248,035	$ 535,665	$ 488,923
	Less adjusted EBITDA - prior period	(260,388)	(263,530)	(240,888)	(511,975)	(464,702)
	Adjusted EBITDA growth	$ 14,889	$ (3,142)	$ 7,147	$ 23,690	$ 24,221

	Revenues - current period	$605,161	$580,053	$528,871	$1,185,214	$1,045,005
	Less revenues - prior period	(580,053)	(564,677)	(516,134)	(1,107,761)	(990,894)
	Revenue growth	$ 25,108	$ 15,376	$ 12,737	$ 77,453	$ 54,111

	Adjusted EBITDA flow-through rate	59%	(20%)	56%	31%	45%

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CONTACT: Investor Relations, Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, or Paul Thomas, Equinix, Inc., (650) 598-6442, pthomas@equinix.com; or Media, Liam Rose, Equinix, Inc., (650) 598-6590, lrose@equinix.com